SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 14, 2008

GTX CORP
(Exact name of registrant as specified in its charter)

Nevada	000-53046	98-0493446
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 W. 9th Street, # 1214 Los Angeles, CA	90015
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (213) 489-3019

Deeas Resources Inc.
6348 49th Avenue
Ladner, British Columbia, V4K 5A1
Telephone: 604-808-6211
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registration under any of the following provisions:

5	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

5	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

5	Pre-commencement communications pursuant to Rule 14d-2(k) under the Exchange Act (17 CFR 240.14d-2(b))

5	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Forward-Looking Statements

This Current Report on Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively, the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward-looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward-looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with Registrant’s pro forma financial statements and the related notes that will be filed herein.

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “we,” “us,” “our,” “Registrant,” “GTX Corp” and the “Company” refer to GTX Corp, a Nevada corporation

Item 1.01    Entry into a Material Definitive Agreement.

On March 4, 2008, GTX Corp (formerly known as Deeas Resources Inc. and hereinafter referred to as “GTX Corp”) a Nevada corporation, entered into a Share Exchange Agreement (the “Exchange Agreement”) with Global Trek Xploration, a California corporation (“GTX California”), the shareholders of GTX California  (the “Selling Shareholders”) and Jupili Investment S.A., a company incorporated under the laws of the Republic of Panama (“Jupili”), pursuant to which the Company agreed to acquire all of the outstanding capital stock of GTX California in exchange for the issuance of approximately 18,000,001 shares of the Company’s common stock to the Selling Shareholders (the “Merger” or “Exchange Transaction”).  The Exchange Transaction closed on March 14, 2008 (the “Closing” or the “Closing Date”).

The description of the material terms and conditions of the Exchange Agreement are set forth below under Item 2.01 and such description is incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

CLOSING OF SHARE EXCHANGE AGREEMENT

On March 4, 2008, GTX Corp entered into the Exchange Agreement with GTX California, the Selling Shareholders and Jupili pursuant to which the Company agreed to acquire all of the outstanding capital stock of GTX.  Pursuant to the Exchange Agreement, at the Closing, GTX Corp issued 18,000,001 shares of GTX Corp’s common stock for all of the issued and outstanding shares of GTX California on the basis of 0.8525343 shares of GTX Corp for every one share of GTX.  As a result, GTX California is now a wholly-owned subsidiary of GTX Corp.  As a result of this Exchange Transaction, the Selling Shareholders acquired approximately 50% of the issued and outstanding common shares of the Company.  A copy of the Exchange Agreement was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K dated March 4, 2008 filed with the Securities Exchange Commission (“SEC”) and is incorporated herein by reference, and the following description of the Exchange Agreement is qualified in its entirety by the contents of the Exchange Agreement.

The Closing of the Exchange Agreement was subject to the satisfaction of conditions precedent as set forth in the Exchange Agreement, including but not limited to the following:

1.	The execution by GTX Corp’s sole director and officer of an agreement whereby he tendered the 1,500,000 pre-split common shares held by him to the Company’s treasury for cancellation;

2.	The effectuation of a 20.71 for 1 stock split of all issued, outstanding and authorized common shares in the capital of the Company;

3.	The effectuation of a name change of the Company from “Deeas Resources Inc.” to “GTX Corp”;

4.
The closing of the Financing (hereinafter defined) in the minimum aggregate amount of $2,000,000. The “Financing” consists of $2,000,000 of units (“Units”) of the Company at $0.75 per Unit. Each Unit consists of one common share and one share purchase warrant (“Warrant”).  Each Warrant is exercisable into an additional common share for a period of twelve or eighteen months, depending upon certain circumstances as set out in the Exchange Agreement, at an exercise price of $1.25 per share;

5.
The conversion of a $1,000,000 bridge loan to GTX California (“Bridge Loan”) held by Jupili plus accrued interest into Units at $0.75 per Unit, based upon the same terms and conditions as the Financing;

6.	The cancellation of all 1,500,000 pre-split common shares held by Jeffrey Sharpe, the sole director and officer of the Company prior to the Merger; and

7.	The appointment of Patrick E. Bertagna, Louis Rosenbaum and Patrick Aroff to the Board of Directors.

Effective March 14, 2008, we completed a merger with our wholly owned subsidiary, GTX Corp, a Nevada corporation, which we formed in February 2008 in connection with the Exchange Transaction.  As a result of the merger, we changed our company’s name from “Deeas Resources Inc.” to “GTX Corp”. Also on March 4, 2008, we effected a 20.71 for 1 forward stock split of our authorized and or our issued and outstanding common stock.

Before the Closing of the Exchange Agreement, we had approximately 2,176,000 common shares issued and outstanding.  Upon completion of the Exchange Agreement on the Closing Date, we had approximately 36,040,963 common shares issued and outstanding based upon: (i) the cancellation of 1,500,000 pre-split common shares held by Jeffrey Sharpe; (ii) the 20.71 for 1 forward tock split; (iii) the issuance of 18,000,001 common shares to the Selling Shareholders at the Closing; (iv) the issuance of 2,666,668 common shares pursuant to the Financing; and (v) the issuance of 1,374,334 common shares pursuant to the conversion of the $1,000,000 bridge loan plus accrued interest of $30,750. The issuance of 18,000,001 common shares to the Selling Shareholders represents approximately 50% of our share capital as of the Closing of the Exchange Agreement.

The issuance of the Company’s shares of common stock in connection with the Exchange is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) pursuant Section 4(2)and such other available exemptions.  As such, these issued securities may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. No registration statement covering these securities has been filed with the Securities Exchange Commission (“SEC”) or with any state securities commission in respect of the Exchange Transaction.

The closing of the transactions contemplated by the Exchange Agreement and the closing of the Financing, which is described below, occurred on March 14, 2008. Following the Closing, GTX California became our wholly owned subsidiary.

FINANCING

Immediately following the Closing, we received gross proceeds of approximately $2,000,000 in connection with the Financing.  Pursuant to Securities Purchase Agreements entered into with investors, we sold an aggregate total of 2,666,668 Units at a price of $0.75 per Unit. Each Unit consists of one common share and one share purchase warrant (“Warrant”).  Each Warrant is exercisable into an additional common share for a period of twelve or eighteen months, depending upon certain circumstances as set out in the Exchange Agreement, at an exercise price of $1.25 per share.  Thus, at Closing we issued 2,666,668 shares of common stock to investors and warrants to purchase an aggregate of 2,666,668 shares of our common stock.

At Closing, pursuant to the Exchange Agreement, we also converted a $1,000,000 bridge loan to GTX California (“Bridge Loan”) held by Jupili Investments S.A., a company incorporated under the laws of the Republic of Panama (“Jupili”) plus accrued interest into Units at $0.75 per Unit, based upon the same terms and conditions as the Financing. Thus, at Closing we also issued 1,374,334 shares of common stock to Jupili and warrants to purchase an aggregate of 1,374,334 shares of our common stock to Jupili.

Jupili arranged the Bridge Loan and Financing.  For its services, Jupili received a payment of $60,000 from GTX Corp, calculated as 2% of the aggregate amount of the Bridge Loan and the Financing.

The issuance of the Units in connection with the Financing and upon conversion of the Bridge Loan is intended to be exempt from registration under the Securities Act pursuant to Regulation S. As such, these issued securities may not be offered or sold in the United States unless they are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

However, we are required to register the shares of common stock and the shares issuable upon exercise of the Warrants issued in the Financing and upon conversion of the Bridge Loan under a registration statement filed with the SEC (the “Registration Statement”) as soon as practicable after Closing.  If we fail to file the Registration Statement to register the Securities for resale:

(a)	within forty five (45) days after the filing of the Current Report on Form 8-K to announce the Closing; or

(b)	within thirty (30) days after clearing all comments on the Current Report on Form 8-K from the SEC, if applicable,

We shall be required to pay Jupili liquidated damages equal to 5% of the total offering of the Financing, payable in Units on the same terms as the Financing (the “Additional Units”), and will register the Additional Units in the Registration Statement.  If the Registration Statement is declared effective by the SEC prior to the issuance of the Additional Units, we shall be required to immediately file a post effective amendment to the Registration Statement in accordance to register the Additional Units.

Further, Jupili guarantees that no less than 1,000,000 Warrants will be exercised in cash within six months of the Closing, provided that if the Registration Statement is not filed as provided above, the exercise period will be extended so that Jupili guarantees that no less than 1,000,000 Warrants will be exercised in cash within ten (10) months of the Closing.  If the Warrants are not exercised at the end of such six month period (or ten (10) months, if extended as required), GTX shall have the right to compel Jupili to purchase 1,000,000 shares of common stock in the capital of GTX Corp at $1.25 per share.

Except for the Exchange Agreement and the Transactions contemplated thereby, neither GTX Corp nor the sole officer and director of GTX Corp serving prior to the consummation of the Exchange Transaction had any material relationship with GTX California or any of the Selling Shareholders.

Effective as of the Closing, Jeffrey Sharpe resigned as the Company’s Chief Executive Officer, President, Secretary and Treasurer.  He has retained a position as a member of the Board of Directors of the Company. Concurrently, the following persons were appointed as the Company’s new executive officers:

Name	Officer Position/s held:
Patrick E. Bertagna	Chief Executive Officer and President
Murray Williams	Chief Financial Officer, Treasurer and Secretary
Christopher M. Walsh	Chief Operating Officer

In addition, effective as of the Closing, four new members were appointed to the Company’s Board of Directors.  As of the Closing, members of the Company’s Board of Directors include the following persons:

Name	Position/s held:
Patrick E. Bertagna	Chairman of the Board
Louis Rosenbaum	Director
Patrick Aroff	Director
Jeffrey Sharpe	Director

Additional information regarding the above-mentioned directors and/or executive officers are set forth below under the section titled “Directors and Executive Officers”.

For accounting purposes, the Merger was treated as an acquisition of GTX Corp and a recapitalization of GTX California.  GTX California is the accounting acquirer and the results of its operations carryover.  Accordingly, the operations of GTX Corp are not carried over and will be adjusted to $0.

Except for the Exchange Agreement and the transactions contemplated by that agreement, neither the Company, nor the directors and officers of the Company serving prior to the consummation of the Exchange, had any material relationship with GTX, or any of the Selling Shareholders.

BUSINESS

BACKGROUND

GTX CORP

GTX Corp was incorporated in the State of Nevada on April 7, 2006 under its former name “Deeas Resources Inc.”  Prior to the Closing, GTX Corp was a public shell company with nominal assets.  We were engaged in the exploration of mineral properties.  Our sole property interest involved the Treg-Rouchon property, which interest is limited to the exploration and exploitation of gold placer deposits.  The Treg-Rouchon property is located in central British Columbia, approximately 102 km north-east of the city of Quesnel, and 712 km north-east of Vancouver, situated in the Caribou Gold District. The Treg-Rouchon property extends along the Tregillus Creek extending 1.5 kilometres below Tregillus Lake to 200 meters (600 feet) above the mouth of the Willow River.  As our management conducted due diligence on the property interest, management realized that the property did not present the best opportunity for our company to realize value for our shareholders.  In an effort to substantiate shareholder value, GTX Corp then sought to identify, evaluate and investigate various companies and compatible or alternative business opportunities with the intent that, should the opportunity arise, a reverse take-over transaction be negotiated and completed pursuant to which GTX Corp would acquire the target with an operating business with the intent to continue the acquired company’s business as a publicly held entity.

As a result, we entered into the Exchange Agreement on March 4, 2008 as a means to enter into a new business sector through the consummation of the Exchange Agreement with GTX California.  We currently do not plan to conduct any business other than owning the shares of GTX, which will continue to conduct its operations that it has, to date, been engaged in.  GTX California is now our wholly owned operating subsidiary.

GTX CALIFORNIA

GTX California was incorporated in California on September 10, 2002.  Since its inception in 2002, its business has predominantly focused on research and development (“R&D”). Through December 31, 2007, GTX California had spent approximately $771,000 on its R&D activities.  GTX California focused its business development on the following:

▪	In 2002, GTX California conducted technical feasibility studies and analyzed market data.
▪	In 2004, GTX California built its first prototypes and began development of our website and mapping interface services.
▪
In 2006, GTX California developed pre-production personal location devices and completed the website development (mapping interfaces, back office support, etc.).  GTX California is now preparing to seek Federal Communication Commission (“FCC”), Industry Canada (“IC”), and Conformite Europeenne (“CE”) approvals prior to sales which it hopes to commence in early 2008.

GTX California is a developer of patented wireless location products and services for family safety and communications, and law enforcement and security technology solutions. Its portfolio of intellectual property includes our proprietary integration of the U.S. Government's Global Positioning System (GPS) and wireless communication technologies; various processes which integrate numerous GPS and wireless communication technologies into a specifically applied product solution; and software techniques which when applied to the combined technologies produces a significant cost saving advantage when compared to other companies’ technologies claiming to attain the same level of communication efficiencies.

OUR BUSINESS

GTX California is the Company’s wholly owned operating subsidiary.

GTX California is transitioning from a research and development stage to a marketing and customer driven stage of operations.

GTX California has developed a comprehensive, end-to-end GPS location system. Its tested and proven GPS location system enables subscribers to obtain accurate location information for loved-ones or valuable property directly through the Internet or over any wi-fi enabled phone, 24 hours-a-day, seven days a week.

GTX California’s first hardware product, a GPS Locator embedded module, combines the power of assisted GPS and digital personal communications service (“PCS”) technologies. This product has embedded its highly miniaturized location system within a lightweight enclosure to be worn by athletes in competition.

GTX California can provide location and tracking information in real-time to customers using the product for both routine and emergency situations through GTX's 24x7 location data center (“Location Data Center”) and Internet infrastructures. Following purchase and service activation, a subscriber may determine the locations of the product by accessing the Internet either by computer or telephony handset enabled with wi-fi capabilities.

The Location Data Center equipment is fully equipped with an off-the-shelf database and computer call distribution application software. Subscriber Internet communications are routed through  GTX California’s proprietary, fault-tolerant, carrier-class, and application-specific interface software.

GTX California intends to design and license a family of GPS Locators to address five major markets: children, adults (Alzheimer’s patients, senior, disabled, active adults, teenagers), automotive/commercial/payload tracking, pet owners and corrections (electronic offender monitoring). Following purchase and service activation, a subscriber may determine the locations of the product through the Internet.

GTX California’s hardware products are essentially enablers of its location service system. We expect that the majority of GTX California’s gross margin after subscriber buildup will come from recurring service  fee revenues.

GTX California’s Personal Locator Services

GTX California’s objective is to be a leading provider of wireless location services through the convergence of state-of-the-art enhanced global positioning, wireless communications and other technologies that empower people and businesses with the ability to locate loved-ones or personal property whenever and wherever needed.

We believe that GTX California’s multi-pronged strategy to penetrate our target markets by offering exclusive licenses to our technology can create significant barriers to entry.  The initial target markets include:

▪	Parents of young children (primarily 5 to 12 years of age) who seek the peace of mind of being able to know that their children are where they are supposed to be when they are supposed to be there;

▪	Families with members who are Autistic or have Downs Syndrome, Alzheimer’s, etc.;

▪	Elder Care support and applications;

▪	Pet care and location capability;

▪	Asset tracking and location capability: cars, trucks, fleet management, luggage, and other personal assets and

▪	Competitive non-motorized athletes.

Target Multiple Applications

GTX California’s planned GPS Personal Locator licenses are targeted to address five major markets: children, adults, automotive/commercial/payload tracking, pet owners and institutional living. GTX California intends to offer its Location Data Center services to non-GTX California products and hardware systems (i.e. handsets, personal electronics) of major electronics manufacturers as such third-party products and systems as they become available through the offer and sale of exclusive licenses to either geographical regions or product categories.

Children. Due to the emotional nature of the benefit GTX California is offering, we view this segment as having immediate market potential.  The GPS Personal Locator license for children will target prospective licensees currently marketing their existing products to dual-income and single parents of 4-12 year old children. At the lower end of this age range, children are starting to gain more independence from their parents and are more likely to be "out of the parent's sight" for a variety of reasons (day care; school; playing with friends; etc). GTX California’s believe that both parent and child interest in the product would level off after age 12, when a child's range of freedom and desire for privacy increases dramatically. The service was positioned as "complementary" to parent supervision, not a replacement for it.

Adults. GTX California believes the demographic segments offering the greatest opportunities are Alzheimer's patients, seniors (65+ years of age), and active adults and teens. Another primary application is for "active adults": those who participate in recreational activities (such as boating, jogging, hiking, camping) that could put them at risk of getting lost, being injured or becoming a victim to a violent crime. Other potential users include working women, teens, couples and developmentally challenged adults. GTX California believes that these people would be very interested in using the location service during an emergency situation, as a combination location service/notification to law enforcement when a crime is in process where a subscriber is the victim, and simply as a means of communicating one's location to a friend or loved-one.

Automotive/Commercial/Payload Tracking.  As competitive forces continue, we believe that car and truck dealers will continue to look for ways of increasing their profitability through value-added services and after-market sales. We believe that GTX California’s products and services would offer prospective licensees now doing business with dealers this type of profit-building opportunity.  Permanent installation for theft recovery applications would be simplified due to the miniaturized nature of the hardware and the embedded antenna technology. It could be placed in virtually any car or truck the dealer sells.

GTX California is also targeting businesses and organizations that use fleets of vehicles. We believe GTX California’s products would be attractive to any business owner who needs to know the location of their vehicles and/or payload(s).

Pet Owners.  This market segment would utilize GTX California’s technology to locate pets that have run away, been stolen or become lost. The pet collar device will be attached to a collar or by similar means and will utilize the same location (GPS) and communication (cellular) technologies as the GPS Personal Locator; however, since it will not need many of the added features (watch display, paging, wearer-triggered alarm), we anticipate that GTX California will be able to produce it at a lower unit cost.

Institutional Living.  Current technologies used to monitor individuals with movement-restrictions often do not meet the needs of law enforcement officials. For example, house arrest systems that utilize an "RF tether" to monitor an individual's presence in his or her home will alert officials if the person leaves the house, but will not provide information on where the person has gone. We believe the increase in over-crowding in jails and prisons provides a further incentive to utilize location and tracking products.

Forge Strategic Relationships

Establishing and building United States and international partnerships, licensing agreements, OEM, and carrier relationships with major market players, utilizing GTX California’s technologies will facilitate efficient entry into new markets. Forging strategic partnerships including co-branding, distribution and marketing with telecommunication companies, wireless carriers, national retailers, major consumer brand companies and mass media will align the sales and marketing efforts with licensed sales channels.

Leverage First Mover Advantage

We believe GTX California is one of the first companies to successfully design and develop a low-cost, embedded module for the consumer and business markets using existing wireless and GPS "chip" sets, networks and technologies. We believe that leveraging existing third-party telephony, contract manufacturing, application software packages and data/call center infrastructures will minimize GTX California’s costs and time-to-market.

Wireless Location Segment Products and Services

GTX California has developed a comprehensive, miniaturized, end-to-end personal location system, which includes both an embedded module and a proprietary Location Data Center (software). Their tested and proven technology will enable people to obtain accurate location information for loved-ones or valuable property directly through the Internet or over any phone, 24 hours-a-day, seven days a week. Having designed and built a personal location system, and developed enhanced GPS with GSM technology, GTX California plans to integrate this technology into a wide variety of products for prospective licensees in the emerging location-based services marketplaces around the world.

GTX California’s products provide real-time information on product location as a service to consumer and business customers in both routine and emergency situations. This service will be provided through the 24x7 Location Data Centers housed in web co-hosting data center companies. The Location Data Centers use GTX California’s proprietary application-specific interface "thin-client" software (patent pending) equipment that is connected to existing telephony and Internet infrastructures.

Location Data Center Overview

GTX California’s proprietary Location Data Center provides the complete array of back-end services to subscribers. Upon purchase of the product from prospective licensees, selection of a service plan and activation of service, customers establish their personal pass code and configure their account services.  A subscriber can have more than one product included on his or her account, and can set up individual profiles for each product.

The subscriber initiates requests for information on their product's location through the Internet via the prospective GTX California licensee’s web site. GTX California’s Location Data Center (“LDC”) automatically contacts the product via the local cellular communications infrastructure, requesting the product's location. The embedded GTX California module utilizes GSM/GPRS technology and transmits on a GSM network. The GTX California locator utilizes quad-band GSM technology.

The product’s GPS electronics, utilizing advanced "weak signal server-enhanced" technology, will provide rapid location identification. With this technology, the most current satellite data (“Ephemeris data”) is delivered to the product during the request for location. This greatly enhances GPS performance in less-than-ideal circumstances (i.e. urban canyons, deep building interiors, and other difficult areas), enabling the product to get a location from GPS satellites ten times faster (10 seconds versus 100 seconds) than with Standard GPS. The cellular tower ID is also used to augment the location information provided.

Having determined its location, the product then communicates the location information to the Location Data Center. The location information is then passed to the subscriber via the Internet (with a map and closest street address). In most cases, the entire process takes less than 30 seconds. A copy of the event is stored in the customer's files.

The accuracy of the location information provided by GTX California’s products is within 37 feet in optimum conditions, significantly better than that required by FCC (150 feet).

In addition to these basic location reporting capabilities, the Location Data Center also offers several additional features to subscribers:

Breadcrumbing. The subscriber is able to get a report on a series of location events through “breadcrumbing”. With this feature, the user can determine the location history of the user. Parents may want to use this feature to confirm the whereabouts of their child if he or she is in the care of a guardian and has several appointments throughout the day. To utilize this feature, the subscriber predetermines the number of locations he or she wishes to track, as well as the desired time interval between locations (i.e. identify a total of 12 locations, one every 15 minutes). Once all locations are identified, a report will be automatically issued. The subscriber can then request a mapping of the desired locations.

Temporary Guardians. Through the Location Data Center, subscribers can set-up a “temporary guardian” which will have access to location features only (no account management functions). Parents may want to use this feature when their child is visiting a relative and they want that person to be able to determine the child's location.

GeoFencings. Subscribers can establish geographic limits for each user that will be programmed in place through the Internet access provided by the GTX California licensee to their customers.  Once these limits have been programmed in to the account, when the user crosses these boundaries, alerts are sent out to the subscriber over the Internet through email or to wireless cellular device by SMS or text messaging.

Technology

GTX California’s current product design utilizes quad-band GSM telephony chip sets and can be adapted in the future to the then-prevalent wireless technology, be it 2.5G or 3G. The product’s GPS electronics, utilizing advanced “weak signal server-enhanced” technology will provide rapid location identification.

Each product is programmed with a unique identification number and uses standard cellular frequencies to communicate its location. The product is also programmed with a unique subscriber identification number. This allows the owner to subscribe to the service needed.

GTX California has developed a “carrier-class” architecture and facility to create and manage our proprietary Location Data Center (reliable to 99.999%). The Local Service Center runs on redundant off-the-shelf servers. This enables cost-efficient expansion, without the need for application code changes.

The products will offer wide network coverage throughout the United States and Canada on the AT&T Wireless networks.  In addition, the personal locators will have the ability to roam seamlessly on the networks of 290 partners in over 130 countries.

Our Intellectual Property Investment

GTX California has invested significantly in intellectual properties, which consist of apparatus patents and applications and system and method patents and applications.  GTX California has filed claims that cover all aspects of the personal locator, its operating system and user interface.  Set forth below is a list of our patents and patent applications.

U.S. Patent Holdings

1.	U.S. Patent No. 6,788,200 title: “Footwear With GPS,” filed October 21, 2002, expires approximately October 21, 2022.

2.	U.S. Patent Application, Serial No. 11/348,292 title: “Footwear With Embedded Tracking Device And Method Of Manufacture,” filed February 6, 2006.

3.	U.S. Patent Application, (Serial No. is CONFIDENTIAL – Not Published by the USPTO) title: “Buoyant Tracking Device And Method Of Manufacture,” filed April 11, 2006.

4.	U.S. Patent Application, Serial No. 11/494,751 title: “Footwear With GPS,” filed July 27, 2006.

5.	U.S. Patent Application, Serial No. 11/506,175 title: “Footwear With GPS,” filed August 17, 2006.

6.	U.S. Patent Application, Serial No. 11/516,805 title: “Footwear With GPS,” filed September 6, 2006.

7.	U.S. Patent Application, Serial No. 11/517,603 title: “Footwear With GPS,” filed September 7, 2006.

8.	U.S. Patent Application, (Serial No. is CONFIDENTIAL – Not Published by the USPTO) title: “System And Method For Monitoring The Location Of A Tracking Device,” filed February 1, 2007.

Foreign Patent Holdings

1.	International Patent Application PCT/US2007/003036, filing date February 6, 2007. Not gone to National Stage at this time.

2.	International Patent Application PCT/US2007/008667, filing date April 9, 2007. Not gone to National Stage at this time.

GTX California owns the Internet domain name www.GTXCorp.com as well as the names of other related domains that could have use in future business and vertical marketing initiatives.  Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as “.org” or with a country designation.  The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Revenue Sources

GTX California expects revenues to be based on the following sales and revenue sources:

•	Personal Locator technology licenses to qualified channel partners
•	Personal Locator device sales to our licensees
•	Personal Locator non-recurring engineering fees to our licensees
•	Monthly re-occurring service fees
•	Advertising

GTX California’s Industry

After several years of fitful industry interest, location-based services are once again central to the wireless industry.  Technological challenges have been resolved with 2.5G and 3G network speeds now consistent with higher-speed coverage that is widely available.  In our ever-mobile society, it helps to know where we are and where we are going.  According to a 2006 study authored for International Data Corporation (“IDC”) by Rena Bhattacharyya and Scott Ellison and entitled U.S. Market for Wireless Location Based Studies, the demand for Global Positioning System (“GPS”) devices is growing rapidly.  Due to the demands of families with dual earners, and the number of single parent homes, many children are left without a parent home during the day.  Parents in those situations desire the ability to know where their children are and where they are going.  Having such information is possible when we have access to real-time information delivered on-demand.  The technology that makes this possible has provided us the ability to move faster than before.

According to a research report released by the Consumer Electronics Association (“CEA”), overall satisfaction among owners of such devices is high and consumer interest for the technology is quickly increasing.  The report, “GPS – Exploring Ownership and Interest” revealed that the owner satisfaction rate is at 80 percent, strongly influenced by the ease of use and display quality of devices. Navigation assistance in a vehicle was the primary use of the technology in consumer devices.

Since 2002, IDC research has consistently shown very high levels of consumer interest in location based services – especially in family/friend locator devices.  Access, controlled by the parent and permission-based among other adults, gives the parents the means to stay connected to their children as well as the opportunity to use the geofencing technology to control access to particular areas.  The results of this study indicate that there is significant opportunity for GPS manufacturers and marketers throughout multiple industries.  The key will be to respond with products that include GPS capability in easy-to-use formats and devices to speed adoption.  We believe GTX California’s GpVectorTM technology will be well received when taken to the market, although there can be no assurance that will be true.

Target Markets and Marketing Strategy

We believe that GTX California’s primary target market will consist of prospective licensees who will be characterized as companies currently selling related products or technology services in to markets such as home security and child safety, medical and elder care providers, campers, hikers, backpackers, adventure seekers, extreme sports enthusiasts, freight and cargo carriers, delivery services, pet owners, vehicle finance companies, auto dealerships, law enforcement agencies, military organizations and individuals wishing to track valuable personal items.

The marketing initiatives will include:

•	Establishing licensing relationships with key industry partners who are recognized for providing safety and security technologies into a wide array of marketplaces;
•	Utilizing direct response print public relations outreach in special interest magazines and newsletters;
•	Affinity group marketing and outreach; and
•	“White label” affiliates which will target niche markets such as court controlled parolees.

Growth Strategy

GTX California’s objective is to become one of the major providers of personal and asset location services to the mass consumer market.  The strategy is to establish licensing relationships with key industry partners who are recognized for providing safety and security technologies into a wide array of marketplaces whether it be for their children, their pets, or asset tracking (luggage, vehicles, boats and the like).  Key elements of our strategy include:

•	Providing our Personal Locator embedded module to licensees to empower their products with GPS tracking capabilities;
•	A monthly service fee structure variable as to the needs of the end user and having multiple convenient access points (mobile phone, land line, or via the Internet);
•	Ease of use at the location interface point as well as with the device; and
•	Rugged design that meets the rigors of use. It is waterproof and handles weather extremes of heat and cold.

GTX California’s Website

The website, www.gtxcorp.com, provides a description of GTX California’s corporate business along with contact information including address, telephone number and e-mail addresses.  The website also provides prospective customers with relevant information about our products, pricing and payment options, ordering capability, frequently asked questions and access to corporate investor relations information.  Information contained on the website is not a part of this report.

Competition

Personal location and property tracking devices are just beginning to significantly penetrate the marketplace.  We believe this condition represents a tremendous opportunity as customers will be attracted in large numbers once the intrinsic value of such devices is recognized and mass market adoption begins.

Competitors include Location Based Technologies, Inc, Zoombak, Inc., Trimble Navigation, Inc., Geospatial Platform Providers, Application Developers, SOS Gps, Inc. and Wherify Wireless, Incorporated.  GTX California’s competitors may be better financed, or have greater marketing and scientific resources than we can provide.

In related markets, GPS devices have become widely used for automotive and marine applications where line-of-sight to GPS satellites is not a significant issue.  Manufacturers such as Garmin, Navman, Magellan, TomTom, Pharos, NovAtel and DeLorne are finding a market interested in using these products for both business and leisure purposes.

As a result, use of GPS technology in devices such as chart plotters, fitness and training devices, fish finders, laptop computers, and PDA location devices are gaining significant market acceptance and commercialization.  Prices range from $350 to several thousand dollars.  We expect that increasing consumer demand in these markets will drive additional applications and lower price points.

Government Regulation

GTX California is subject to federal, state and local laws and regulations applied to businesses generally as well as FCC, IC and CE wireless device regulations and controls.  We believe that GTX California is in conformity with all applicable laws in all relevant jurisdictions.  We do not believe that GTX California’s operations are subject to any environmental laws and regulations of the United States and the states in which they operate.

Research and Development

GTX California is currently in full development mode with completion of the locator device projected to be accomplished in April 2008 and certification processes to begin immediately thereafter (initial certifications will be sought from the FCC, the PCS Type Certification Review Board, or PTCRB, and the various wireless network carriers they plan to use to transmit and receive data from the GpVectorTM device).  Prototype testing is scheduled to begin in April 2008.  Additionally, GTX California is working with several other entities who are conducting research on key aspects of the device itself (including expanded antennae capability, battery capacity, and enhanced location reliability and accuracy).  We anticipate GTX California will have ongoing involvement with such developmental activities throughout the foreseeable future.

Employees and Consultants

As of March 19, 2008, GTX and GTX California had a combined total of seven (7) full-time employees and seven (7) part-time consultants. The employees are not represented by a labor union. We believe that the employee relations are good.   We anticipate that GTX California will hire four to six key employees in the next six months, with selective and controlled growth commensurate with significant increases in GTX California’s revenues.  We anticipate that GTX California will continue to extensively use the services of independent contractors and consultants to support its expansion, customer service, and business development activities in a robust outsourcing business model.

Principal Executive Offices

GTX’s headquarters is located at 117 W. 9th Street, # 1214, Los Angeles, CA 90015.  We lease approximately 2,000 square feet under a lease agreement which expires in December 2009. Our headquarters houses all of our employees. Our lease payments are $705.00 per month.  In management’s opinion, the leased premises are adequately insured.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (“Exchange Act”) we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

 Risks Related to Our Corporate Structure

Our operations have been devoted to research and development and we have not launched our product to a large number of customers, making it difficult to evaluate our future prospects and results of operations.

GTX California, formed in 2002, dedicated its resources to research and development until recently and has not yet launched a product to a large number of customers.  Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving industries. Some of these risks and uncertainties relate to our ability to:

•      offer new and innovative products to attract and retain a larger customer base;
•      attract additional customers and increase spending per customer;
•      increase awareness of our brand and continue to develop user and customer loyalty;
•      respond to competitive market conditions;
•      manage risks associated with intellectual property rights;
•      maintain effective control of our costs and expenses;
•      raise sufficient capital to sustain and expand our business;
•      attract, retain and motivate qualified personnel; and
•      upgrade our technology to support additional research and development of newproducts.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential shareholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. We plan to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention, especially given that we have not yet undertaken any efforts to comply with the requirements of Section 404. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

We will incur increased costs as a public company which may affect our profitability and an active trading market.

As a public company, we will incur significant legal, accounting and other expenses that it did not incur as a private company. We are now subject to the SEC’s rules and regulations relating to public disclosure. SEC disclosures generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002 and new rules subsequently implemented by the SEC have required changes in corporate governance practices of public companies. We expect that full compliance with these new rules and regulations will significantly increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we will be required to create additional board committees and adopt policies regarding internal controls and disclosure controls and procedures. Such additional reporting and compliance costs may negatively impact our financial results. To the extent our earnings suffer as a result of the financial impact of our SEC reporting or compliance costs, our ability to develop an active trading market for our securities could be harmed.

Risk Relating to an Investment in Our Securities

Our common stock is illiquid and shareholders may be unable to sell their shares.

There is currently no market for our common stock and we can provide no assurance to investors that a market will develop. If a market for our common stock does not develop, our shareholders may not be able to re-sell the shares of our common stock that they have purchased and they may lose all of their investment. Public announcements regarding our company, changes in government regulations, conditions in our market segment or changes in earnings estimates by analysts may cause the price of our common shares to fluctuate substantially. These fluctuations may adversely affect the trading price of our common shares.

We do not expect to pay dividends for the foreseeable future, and we may never pay dividends.  Investors seeking cash dividends should not purchase our common stock.

We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Nevada corporate law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

The application of the “penny stock” rules could adversely affect the market price of our common stock and increase your transaction costs to sell those shares.

As long as the trading price of our common shares is below $5 per share, the open-market trading of our common shares will be subject to the “penny stock” rules. The “penny stock” rules impose additional sales practice requirements on broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of US$1,000,000 or annual income exceeding US$200,000 or US$300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of securities and have received the purchaser’s written consent to the transaction before the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the broker-dealer must deliver, before the transaction, a disclosure schedule prescribed by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. These additional burdens imposed on broker-dealers may restrict the ability or decrease the willingness of broker-dealers to sell our common stock, and may result in decreased liquidity for our common stock and increased transaction costs for sales and purchases of our common stock as compared to other securities.

There is no current market for our common stock. If one develops we expect  our common stock to be thinly traded and, you may be unable to sell at or near “ask” prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our common stock is currently listed on the OTC Bulletin Board under the symbol “GTXO”; however there is no trading market. We cannot predict the extent to which an active public market for our common stock will develop or be sustained.  However, we do not rule out the possibility of applying for listing on the Nasdaq Global Select Market, Nasdaq Global Market, Nasdaq Capital Market (the “Nasdaq Markets”), or other exchanges.  If a trading market develops, we expect our common stock to be “thinly-traded” on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common stock at or near bid prices at any give time may be relatively small or nonexistent. This is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-adverse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, if a market for our common stock develops, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer that has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price of our common stock will be particularly volatile given our status as a relatively small company with a small and thinly traded “float” that could lead to wide fluctuations in our share price. The price at which you purchase our common stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

The market for our common stock will be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price will be attributable to a number of factors. As noted above, our common stock is sporadically and/or thinly traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event a large number of our common shares are sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. The following factors also may add to the volatility in the price of our common stock: actual or anticipated variations in our quarterly or annual operating results; adverse outcomes; additions to or departures of our key personnel, as well as other items discussed under this “Risk Factors” section, as well as elsewhere in this Report. Many of these factors are beyond our control and may decrease the market price of our common stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our common stock will be at any time, including as to whether our common stock will sustain its current market prices, or as to what effect the sale of shares or the availability of common shares for sale at any time will have on the prevailing market price. However, we do not rule out the possibility of applying for listing on the Nasdaq Markets or another exchange.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through pre-arranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect our share price will be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management’s attention and resources.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes, as well as proposed legislative initiatives following the Enron bankruptcy, are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

Past activities of our company and its affiliated may lead to future liability for our company.

Prior to our acquisition of GTX California in 2008, we engaged in businesses unrelated to our current operations. Although certain previously controlling shareholders of our company are providing certain indemnifications against any loss, liability, claim, damage or expense arising out of or based on any breach of or inaccuracy in any of their representations and warranties made regarding such acquisition, any liabilities relating to such prior business against which we are not completely indemnified may have a material adverse effect on our Company.

Future sales of shares of our common stock may decrease the price for such shares.

Actual sales, or the prospect of sales by our shareholders, may have a negative effect on the market price of the shares of our common stock. We may also register certain shares of our common stock that are subject to outstanding convertible securities, if any, or reserved for issuance under our stock option plans, if any. Once such shares are registered, they can be freely sold in the public market upon exercise of the options. If any of our shareholders either individually or in the aggregate causes a large number of securities to be sold in the public market, or if the market perceives that these holders intend to sell a large number of securities, such sales or anticipated sales could result in a substantial reduction in the trading price of shares of our common stock and could also impede our ability to raise future capital.

Mergers of the type we just completed with GTX California are often heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals which would negatively impact our financial condition and the value and liquidity of your shares of common stock.

Historically, the SEC and Nasdaq have not generally favored transactions in which a privately-held company merges into a largely inactive company with publicly listed stock, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq stock markets or on a national securities exchange. On June 29, 2005, the SEC adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the Financial Industry Regulatory Authority (“FINRA”) or Nasdaq, which could result in difficulties or delays in achieving SEC clearance of any future registration statements or other SEC filings that we may pursue, in attracting FINRA-member broker-dealers to serve as market-makers in our common stock, or in achieving admission to one of the Nasdaq stock markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of your shares of our common stock may be negatively impacted.

Our corporate actions are substantially controlled by our officers and directors who beneficially own approximately 17.8% of our issued and outstanding capital stock.

Our officers and directors own 6,491,617 of our outstanding common stock, representing approximately 17.8% of our voting power. These shareholders, acting as a group, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in these officers and directors, elections of our Board of Directors may generally be within the control of these shareholders. While all of our shareholders are entitled to vote on matters submitted to our shareholders for approval, the concentration of shares and voting control presently lies with principal shareholders and their affiliated entities. As such, it would be difficult for shareholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as shareholders will be viewed favorably by all shareholders of our company.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our Amended and Restated Bylaws contain specific provisions that eliminate the liability of our directors for monetary damages to our company and shareholders, and we are prepared to give such indemnification to our directors and officers to the extent provided by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

We currently lack liquidity and have limited revenues. We will need to raise additional capital, which will result in substantial dilution to existing stockholders.

As of December 31, 2007 we had cash and cash equivalents of approximately $736,000.  Substantially all of our cash has been raised through capital raising transactions rather than operations. In order to license, manufacture, and sell our products and to execute on our business plan, we need substantial additional capital. We are currently considering possible sources of this additional capital, including raising capital through the issuance of equity securities. Although the exact amount we intend to raise has not yet been determined, we are contemplating an amount in excess of $10 million. There can be no assurance that we will be able to raise sufficient additional capital at all or on terms favorable to our stockholders or us. If we issue equity securities in order to raise additional capital in the amounts currently contemplated, the stockholders will experience immediate and substantial dilution in their ownership percentage of the combined company. In addition, to raise the capital we need, we may need to issue additional shares at a discount to the current market price. If the terms of such financing are unfavorable to us or our stockholders, the stockholders may experience substantial dilution in the net tangible book value of their stock. In addition, any new equity securities may have rights, preferences or privileges senior to those of existing holders of common stock. If we cannot raise funds on acceptable terms, we may not be able to develop or enhance our products, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, all of which could have a material adverse effect on us.

Risks Related to our Business

We have only recently begun production of our GpVectorTM product and may encounter manufacturing problems during the production process, which would adversely affect our results of operations and financial condition.

Our GpVectorTM product is a new product and we have discontinued manufacturing all of our other products. The manufacture of our GpVectorTM product involves complex and precise processes, which we have subcontracted to another company. To date, we have only initiated a limited production of this product and so we do not yet know whether we will encounter any serious problems during the production process in the long-term. Any significant problems in manufacturing, assembling or testing of this product could delay the roll-out of the GpVector™ product and have an adverse impact on our business and prospects. The willingness of manufacturers to make the product or lack of availability of manufacturing capacity may have an adverse impact on our ability to go to market, and as a result we may not be able to grow our business as we expect, and our ability to compete could be harmed, adversely affecting our results of operations and financial condition.

Our software products are complex and may contain unknown defects that could result in numerous adverse consequences, resulting in costly litigation or diverting management's attention and resources.

Complex software products such as those associate with our GpVectorTM product often contain latent errors or defects, particularly when first introduced, or when new versions or enhancements are released. We have experienced errors and defects in our most recent release of the software associated with our GpVectorTM product, but do not believe these errors will have a material negative effect on the functionality of the GpVectorTM product. However, there can be no assurance that, despite testing, additional defects and errors will not be found in the current version, or in any new versions or enhancements of this software, any of which could result in damage to our reputation, the loss of sales, a diversion of our product development resources, and/or a delay in market acceptance, and thereby materially adversely affecting our business, operating results and financial condition. Furthermore, there can be no assurance that our products will meet all of the expectations and demands of our customers. The failure of our products to perform to customer expectations could give rise to warranty claims. Any of these claims, even if not meritorious, could result in costly litigation or divert management's attention and resources. Any product liability insurance that we may carry could be insufficient to protect us from all liability that may be imposed under any asserted claims.

We depend on our key personnel to manage our business effectively in a rapidly changing market.  If we are unable to retain our key employees, our business, financial condition and results of operations could be harmed.

Our future success depends to a significant degree on the skills, efforts and continued services of our executive officers and other key engineering, manufacturing, operations, sales, marketing and support personnel who have critical industry experience and relationships. If we were to lose the services of one or more of our key executive officers and senior management members, we may not be able to grow our business as we expect, and our ability to compete could be harmed, adversely affecting our business and prospects.

Our markets are highly competitive, and our failure to compete successfully would limit our ability to sell our products, attract and retain customers and grow our business.

Competition in the wireless location services market and the facial composite software market is intense. In addition, the adoption of new technology in the communications industry likely will intensify the competition for improved wireless location technologies. The wireless location services market has historically been dominated by large companies, such as Siemens AG and LoJack Corporation. In addition, a number of other companies such as Trimble Navigation, Verizon, FireFly, Disney, Mattel, Digital Angel Corporation, Location-Based Technologies, Inc. (OTCBB: LBAS) and WebTech Wireless Inc. either have announced plans for new products or have commenced selling products that are similar to our wireless location products, and new competitors are emerging to compete with our wireless location services products. Due to the rapidly evolving markets in which we compete, additional competitors with significant market presence and financial resources may enter those markets, thereby further intensifying competition. All competitors in the wireless location services market rely on retail distributors to sell their products to consumers. Additional competitors in this market may limit the availability or interest of retail distributors to carry our wireless location services product and launch it into the market. These issues may have an adverse impact on our ability to go to market, and as a result we may not be able to grow our business as we expect, and our ability to compete could be harmed, adversely affecting our business and prospects.

Our wireless location products and technology are new and may not be accepted in the market, which would dramatically alter our financial results.

We have had only a limited release of one of our planned wireless locator products in the market. There can be no assurances that consumer demand will meet, or even approach, our expectations. In addition, our pricing and marketing strategies may not be successful. Lack of customer demand, a change in marketing strategy and changes to our pricing models could dramatically alter our financial results.

Standards in wireless communications industry are in flux, and if we are unable to comply with these industry standards, our business will be harmed.

Standards in the wireless communications industry are evolving. The emergence and broad adoption of new industry standards could require us to redesign our products. If we are unable to design our products to comply with these new standards, our products would become obsolete and consumers would instead purchase other standard-compliant products. As a result, our business could be harmed, and our financial condition and results of operations could be adversely affected.

Changes in the government regulation of our wireless location product or wireless carriers could harm our business.

Our products, wireless carriers and other members of the communications industry are subject to domestic government regulation by the Federal Communications Commission (the “FCC”) and international regulatory bodies. These regulatory bodies could enact regulations which affect our products or the service providers which distribute our products, such as limiting the scope of the service providers' market, capping fees for services provided by them or imposing communication technology standards which impact our products.

If our wireless locator products fail to achieve broad market acceptance, our business results will be harmed.

We have not begun selling our wireless location products for use by direct purchase consumers or for resale by distributors. If our products are not widely accepted by the market, our business results could be harmed. Factors that may affect the market acceptance of our location products include price, reliability, performance, technological innovation/enhancements, network coverage, ease of use, and availability.

If we fail to perform adequately on the basis of each of these factors versus competing products and technologies, our business results could be harmed.

Our ability to compete could be jeopardized and our business seriously compromised if we are unable to protect ourselves from third-party challenges, the development and maintenance of the proprietary aspects of wireless location products and technology we develop.

Our products utilize a variety of proprietary rights that are critical to our competitive position. Because the technology and intellectual property associated with our wireless location products are evolving and rapidly changing, our current intellectual property rights may not adequately protect us in the future. We rely on a combination of patent, copyright, trademark and trade secret laws and contractual restrictions to protect the intellectual property utilized in our products. Despite our efforts to protect our proprietary rights, unauthorized parties may attempt to copy or otherwise obtain and use our products or technology. In addition, monitoring unauthorized use of our products is difficult and we cannot be certain the steps we have taken will prevent unauthorized use of our technology. Also, it is possible that no patents or trademarks will be issued from our currently pending or future patent or trademark applications. Because legal standards relating to the validity, enforceability and scope of protection of patent and intellectual property rights in new technologies are uncertain and still evolving, the future viability or value of our intellectual property rights is uncertain. Moreover, effective patent, trademark, copyright and trade secret protection may not be available in some countries in which we distribute or may anticipate distributing our products. Furthermore, our competitors may independently develop similar technologies that limit the value of our intellectual property or design or  patents.. If competitors are able to use our technology, our competitive edge would be reduced or eliminated.

In addition, third parties may at some point claim certain aspects of our business infringe their intellectual property rights. While we are not currently subject to nor is aware of any such claim, any future claim (with or without merit) could result in one or more of the following:

•           Significant litigation costs;
•           Diversion of resources, including the attention of management;
•           Our agreement to pay certain royalty and/or licensing fees; and
•           Cessation of our rights to use, market, or distribute such technology.

Any of these developments could materially and adversely affect our business, results of operations and financial condition. In the future, we may also need to file lawsuits to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity and scope of the proprietary rights of others. Whether successful or unsuccessful, such litigation could result in substantial costs and diversion of resources. Such costs and diversion could materially and adversely affect our business, results of operations and financial condition.

We could become subject to litigation regarding intellectual property rights, which could seriously harm our business and require us to incur significant costs.

In recent years, there has been significant litigation in the United States involving patents and other intellectual property rights. Any parties asserting that our products infringe upon their proprietary rights would force us to defend ourselves and possibly our customers or manufacturers against the alleged infringement. These claims and any resulting lawsuit, if successful, could subject us to significant liability for damages and invalidation of proprietary rights. These lawsuits, regardless of their merits, would likely be time-consuming and expensive to resolve and would divert management time and attention. Any potential intellectual property litigation also could force us to do one or more of the following:

•           Stop selling, incorporating or using our products that use the challenged intellectual property;
•           Obtain from the owner of the infringed intellectual property right a license to sell or use the relevant technology, which license may not be available on reasonable terms, or at all; or
•           Redesign those products that use such technology.

If we are forced to take any of the foregoing actions, our business and prospects may be seriously harmed.

We currently depend upon one manufacturer for our principal product and if we encounters problems with this manufacturer there is no assurance that we could obtain products from other manufacturers without significant disruptions to our business.

We expect that our principal product will be manufactured to our specifications by one manufacturer. Although we could arrange for another manufacturer to supply the product, there is no assurance that we could do so without undue cost, expense and delay.

We expect to rely heavily on a few licensees. The loss of, or a significant reduction in, orders from these major customers could have a material adverse effect on our financial condition and results of operations.

Our revenues in the next several years could be heavily dependent on contracts with a limited number of major market makers in each business segment. The loss of, or a significant reduction in, orders from these major customers could have a material adverse effect on our financial condition and results of operations.

Fluctuations in operating results could adversely affect the market price of our common stock.

Our revenues and operating results are likely to fluctuate significantly in the future. The timing of order placement, size of orders and satisfaction of contractual customer acceptance criteria, as well as order delays or deferrals and shipment delays and deferrals, may cause material fluctuations in revenue.

Delays or deferrals in purchasing decisions may increase as we develop new or enhanced products. The current and anticipated dependence on a small number of customers increases the revenue impact of each customer's actions relative to these factors. Our expense levels in the future will be based, in large part, on our expectations regarding future revenue, and as a result net income for any quarterly period in which material orders are delayed could vary significantly.

Because of these and other factors, investors should not rely on quarter-to-quarter comparisons of our results of operations, our results of operations or the pro forma financial information as an indication of future performance. It is possible that, in future periods, results of operations will differ from the estimates of public market analysts and investors. Such a discrepancy could cause the market price of our common stock to decline significantly.

Delays, disruptions or quality control problems in manufacturing could result in delays in shipments of products to customers and could adversely affect our business.

We might experience delays, disruptions or quality control problems in the manufacturing operations of our subcontractors. As a result, we could incur additional costs that would adversely affect gross margins, and product shipments to our customers could be delayed beyond the shipment schedules requested by our customers, which would negatively affect our revenues, competitive position and reputation. Furthermore, even if we are able to timely deliver products to our customers, we may be unable to recognize revenue based on our revenue recognition policies. Any disruptions in the future could adversely affect the combined company's revenues, gross margins and results of operations. We may experience manufacturing delays and reduced manufacturing yields upon introducing new products to our manufacturing lines or when integrating acquired products.

Rapid technological change in our market could cause our products to become obsolete or require us to redesign our products, which would have a material adverse affect on our business, operating results and financial condition.

We expect that our markets will be characterized by rapid technological change, frequent new product introductions and enhancements, uncertain product life cycles, changing customer demands and evolving industry standards, any of which can render existing products obsolete. We believe that our future success will depend in large part on our ability to develop new and effective products in a timely manner and on a cost effective basis. As a result of the complexities inherent in our product, major new products and product enhancements can require long development and testing periods, which may result in significant delays in the general availability of new releases or significant problems in the implementation of new releases. In addition, if we or our competitors announce or introduce new products our current or prospective customers may defer or cancel purchases of our products, which could materially adversely affect our business, operating results and financial condition. Our failure to develop successfully, on a timely and cost effective basis, new products or new product enhancements that respond to technological change, evolving industry standards or customer requirements would have a material adverse affect on our business, operating results and financial condition.

Failure to manage growth effectively could adversely affect our business, results of operations and financial condition.

The success of our future operating activities will depend upon our ability to expand our support system to meet the demands of our growing business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations. We cannot assure you that we will be able to successfully operate acquired businesses, become profitable in the future, or effectively manage any other change.

SELECTED FINANCIAL DATA

You should read the summary consolidated financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and our predecessor’s financial statements and the related notes included elsewhere in this report. We derived the financial data for the years ended December 31, 2007 and 2006 from GTX California’s financial statements included in this report. The historical results are not necessarily indicative of the results to be expected for any future period.

	Years Ended December 31,
	2007	2006

Revenues	$26,000	$-

Operating expenses	1,317,747	1,225,300

Loss from operations	(1,291,747)	(1,225,300)

Other income (expense)	(35,907)	952

Net loss	$(1,327,654)	$(1,224,348)

Weighted average number of common
shares outstanding - basic and fully diluted	17,713,598	16,644,212

Net loss per share - basic and fully diluted	$(0.07)	$(0.07)

	December 31, 2007	December 31, 2006
Balance Sheet Data:
Cash and Cash Equivalents	$735,937	$245,461
Working Capital (Deficit)	$(678,985)	$104,260
Total Assets	$763,059	$248,952
Total Liabilities	$1,430,234	$141,201
Total Stockholders’ Equity (Deficit)	$(667,175)	$107,751

Footnotes

The transaction contemplated under the Exchange Agreement is deemed to be a reverse acquisition, where GTX Corp (the legal acquirer) is considered the accounting acquiree and GTX California (the legal acquiree) is considered the accounting acquirer. The Pro Forma Financial Statements for the Exchange Transaction are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis of the results of operations and financial condition of GTX for the years ended December 31, 2007 and 2006 should be read in conjunction with the Selected Consolidated Financial Data, GTX’s financial statements and the notes to those financial statements that are included elsewhere in this Current Report on Form 8-K (“Form 8-K”). Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” or similar expression, variations of those terms or the negative of those terms to identify forward-looking statements. The forward-looking statements specified in the following information have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

RESULTS OF OPERATIONS

For the year ended December 31, 2007 as compared to the year ended December 31, 2006.

Revenues.

Revenues generated during the year ended December 31, 2007 were minor and were received from one customer in connection with a licensing agreement which was terminated.  We recognized no revenues during the year ended December 31, 2006.

Operating Expenses.

Total operating expenses for the year ended December 31, 2007 were $1,317,747 as compared to total operating expenses of $1,225,300 for the year ended December 31, 2006.  The increase in operating expenses is attributed to the following:

•
A 32% decrease in research and development costs for the year ended December 31, 2007, to $240,500 as compared to $365,829 for the year ended December 31, 2006 as we had completed much of the necessary development in 2006.

•
A 21% increase in general and administrative costs to $149,638 for the year ended December 31, 2007 as compared to $123,753 for the year ended December 31, 2006 and is mainly due to an overall increase in office expenses and certification costs.

•
A 14% increase in salaries and professional fees to $796,881 for the year ended December 31, 2007, as compared to $675,003 for the year ended December 31, 2006.  The increase is the result of our increased use of professionals during the year ended December 31, 2007 to aid in developing our product.  Additionally, the negotiations for the planned merger and the $1 million convertible note payable (“Note Payable”) resulted in an increase in legal fees during the year ended December 31, 2007.

•
A 115% increase in stock warrant compensation to $130,728 for the year ended December 31, 2007, as compared to $60,715 for the year ended December 31, 2006.  The increase is the result of the issuance of more warrants for services during the year ended December 31, 2007 compared to the year ended December 31, 2006.

Other Income (Expense)

During the year ended December 31, 2007, we recognized $1,685 of interest income as compared to $8,790 recognized during the year ended December 31, 2006.

During the year ended December 31, 2007, we reported interest expense of $37,592 as compared to $7,838 for the year ended December 31, 2006.  The reported increase is attributed to the recognition of a $20,000 financing fee paid in conjunction with the Note Payable agreement entered into on November 9, 2007, as well as the related interest on the Note Payable accruing at 10% per annum.

Net Loss.

During the year ended December 31, 2007, we reported a net loss of $1,327,654 as compared to a net loss of $1,224,348 for the year ended December 31, 2006, due primarily to an increase in operating expenses as discussed above.

Liquidity and Capital Resources.

We had cash and cash equivalents of $735,937 and $245,461 as of December 31, 2007 and 2006, respectively.  We had significantly more cash as of December 31, 2007, as a result of capital raising efforts whereby the Company executed a Note Payable during the year ended December 31, 2007 resulting in proceeds of $1 million.  We had inventory of $15,312 as of December 31, 2007 which consisted of finished units and various components that go into the final product such as antennas, batteries, control boards, SIM card holders, etc.  There was no inventory reported as of December 31, 2006.

As of December 31, 2007 and 2006, the total of our property and equipment, less accumulated depreciation, was a net value of $11,810 and $3,491, respectively.  The increase is primarily due to the acquisition of computer equipment and software during the year ended December 31, 2007.

Our total assets as of December 31, 2007 and 2006 were $763,059 and $248,952, respectively. The increase in our total assets between the two years was due primarily to an increase in cash and cash equivalents as of December 31, 2007.

As of December 31, 2007 and 2006, our accounts payable and accrued expenses were $351,849 and $62,816, respectively.  The increase is primarily due to the accrual of significant legal and accounting fees incurred as a result of the Merger and the $1 million dollar convertible note payable agreement, as well as, $90,000 of proceeds derived from a licensing agreement which have been deferred and included in accounts payable and accrued expenses at December 31, 2007.  Such revenues will be recognized over the term of the agreement once the product has been delivered in accordance with the licensing agreement.

Notes payable totaled $1,078,385 and $78,385 as of December 31, 2007 and 2006 respectively.  The increase is primarily due to the execution of a $1 million convertible note payable agreement during the year ended December 31, 2007.  Funding of the convertible note payable was received in two advances consisting of $500,000 on November 14 2007 and $500,000 on December 10, 2007.  The Note Payable accrues interest at 10% per annum calculated from the respective date of each advance.  The outstanding principal balance of the convertible note payable together with all accrued and unpaid interest was converted into common stock and warrants at the Closing of the Exchange Agreement.  We had no other long term liabilities, commitments or contingencies at December 31, 2007.

Overview

GTX California develops, patents and integrates miniaturized Assisted GPS tracking and cellular location-transmitting technology for consumer products and applications. As the underlying technology, the Company works with license branded partners to deliver these innovative solutions to the consumer in a wide variety of wearable location devices. GTX California’s Personal Location Services (PLS) suite delivers remote, continuous real-time oversight of loved ones and high-value assets. Its licensing model and a user friendly format allows it to transparently embed its technology into a wide variety of consumer branded products.  In addition to geo spatial location-reporting, which provides peace of mind to caretakers, the Company’s scalable GpVector™ technology platform is also designed to deliver new and innovative life style based applications, from interactive real-time gaming to performance and health / exercise monitoring. The unprecedented miniaturization of its electronics offers a whole new category of portable hosts to deliver a wide range of new consumer-oriented high tech wearable solutions. Our first product was GPS-enabled footwear for children and the elderly with dementia. Additional deployments in progress include exercise monitoring, law enforcement, maritime applications, pet tracking, cellular handsets, automotive/commercial/payload tracking and many others. GTX California holds one patent and seven additional patents pending. With more than five years in research and development, strategic partnerships, and an ongoing program of intellectual property protection, GTX California continues its ongoing efforts to advance the wearable GPS technology industry and the PLS space. GTX California’s approach is to be the value-added supporting brand to master consumer brands. The driving goal of the Company is to utilize advanced assisted GPS, cellular and Internet technology, then integrate that technology with branded consumer products and collectively deliver solutions which will benefit people and society.

Plan of Operations

Cash Requirements

We are a wireless technology company focused on development of a personal location device system (GpVector™) for licensing out to technology partners seeking to enable their products with GPS tracking capabilities.  We are a development-stage company, and we expect the initial launch of the GpVector™ during the second calendar quarter of 2008.  Since our inception, we have generated significant losses.  As of December 31, 2007, we had an accumulated deficit of approximately $4,040,644.  We expect to incur continual losses until sometime in calendar year 2009, although we expect to begin generating revenues sometime during the first six months of calendar 2008.

We have a limited history of operations.  To date, we have funded our operations primarily through personal loans from shareholders and the private placement of our common stock and convertible notes.  As of December 31, 2007, we had $735,937 in cash and cash equivalents.  We believe that our available cash and cash equivalents will be sufficient to fund anticipated levels of operations for the next twelve months only.

Over the next six months, we expect to devote approximately $400,000 to continue our research and development efforts to include all aspects of hardware, software and interface customization, and website development.  In addition, during that time period we expect to expend approximately $250,000 to develop our sales, marketing and manufacturing programs associated with the commercialization and licensing of the GpVector™ technology.  We expect to fund general overhead requirements through anticipated cash and monies raised from the private sale of our public stock starting sometime in the first calendar quarter 2008 although there is no assurance that we will be successful in that regard.

We expect to have to raise additional funds in the coming 12 months for purposes such as research and development, and direct sales and marketing costs.  We are not able to estimate the amount of funds necessary as it will be determined by the volume represented by purchase orders from licensees who desire to sell our product.

Our funding requirements will depend on numerous factors, including:

▪	Costs involved in the completion of the hardware, software and interface customization, and website necessary to commence the commercialization of the GpVector™;
▪	The costs of outsourced manufacturing;
▪	The costs of licensing activities, including product marketing and advertising; and
▪	Our revenues, if any from successful licensing of the GpVector™ technology.

As noted above, based on budgeted expenditures, we believe that we will have sufficient liquidity to satisfy our cash requirements for the next twelve months only.  If our existing resources prove to be insufficient to satisfy our liquidity requirements during that timeframe, we will need to raise additional external funds through the sale of additional equity or debt securities.   In any event, as noted above, we will need to raise additional funds during the next 12 months to finance the costs of ongoing research and development and related expenses.  The sale of additional equity securities will result in additional dilution to our shareholders.  Sale of debt securities could involve substantial operational and financial covenants that might inhibit our ability to follow our business plan.  Additional financing may not be available in amounts or on terms acceptable to us or at all.  If we are unable to obtain additional financing, we may be required to reduce the scope of, delay or eliminate some or all of our planned research, development and commercialization activities, which could harm our financial conditions and operating results.

Proposed Product Research and Development

During 2008, we plan to complete all development necessary for the initial launch of the GpVector™ module and to prepare for its production, manufacture and delivery to our first licensee.  Concurrently, stress testing of our “back office” systems will be conducted and sales and marketing efforts will commence.  We expect that our first purchase orders from this licensee will be early in 2008 and that we will be prepared to deliver product to that licensee in the second quarter 2008.

Plant and Equipment; Employees

We do not plan to purchase or sell any significant equipment, plant or properties during the foreseeable future.  Our business operations are built on a strategic outsourcing model, thereby negating the need for additional plant and equipment, or employees.  Thus, we do not anticipate hiring a significant number of additional employees during the next 12 months.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

DESCRIPTION OF PROPERTY

We maintain one facility which is located at 117 W. 9th Street, Suite 1214, Los Angeles, California 90015.  The facility is approximately 2,000 square feet and the lease for the facility expires in December 2009.  Our lease payments are $705.00 per month. In management’s opinion, the leased premises are adequately insured, well maintained and in good operating condition.

SECURITY OWNERSHIP PRIOR TO CHANGE OF CONTROL

The following table sets forth certain information concerning the number of our common shares owned beneficially as of March 13, 2008, prior to the Closing, by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and named executive officers, and (iii) officers and directors as a group, and is based on 2,176,000 shares issued and outstanding at that date.  Unless otherwise indicated, our shareholders listed possess sole voting and investment power with respect to the common shares shown.  This table does not assume the cancellation of 1,500,000 pre-split shares of our common stock by Jeffrey Sharpe.

Name of Shareholder	Number of Shares Beneficially Owned (1)	Percentage of Class Beneficially Owned Before the Exchange Transaction
Name of Executive Officers and Directors:
Jeffrey Sharpe 6348 49th Avenue Ladner, British Columbia, Canada V4K 5A1	1,500,000	68.9%

Other 5% Shareholders:	—0-	-0-

All directors and executive officers as a group (1 person)	1,500,000	68.9%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 13, 2008. As of March 13, 2008, there were 2,176,000 common shares issued and outstanding.

SECURITY OWNERSHIP IMMEDIATELY AFTER CHANGE OF CONTROL

The following table sets forth certain information regarding GTX Corp the Company’s common stock beneficially owned as of March 19, 2008, for (i) each stockholder known to be the beneficial owner of 5% or more of GTX Corp the Company’s outstanding common stock, (ii) each current and incoming executive officer and director, and (iii) all current and incoming executive officers and directors as a group, and is based on 36,520,963 shares issued and outstanding at March 19, 2008.  Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

Name of Shareholder	Number of Shares Beneficially Owned (1)	Percentage of Class Beneficially Owned After the Exchange Transaction (2)
Name of Executive Officers and Directors:
Patrick E. Bertagna, Director and Officer 117 W 9th Street, Suite 1214 Los Angeles, CA 90015	3,175,406	8.7%
Christopher M. Walsh, Officer 117 W 9th Street, Suite 1214 Los Angeles, CA 90015	219,336	0.6%
Louis Rosenbaum, Director 117 W 9th Street, Suite 1214 Los Angeles, CA 90015	2,534,402	6.9%
Patrick Aroff, Director 117 W 9th Street, Suite 1214 Los Angeles, CA 90015	412,473	1.1%
Murray Williams, Officer 117 W. 9th Street, Suite 1214 Los Angeles, CA 90015	150,000	0.4%
Jeffrey Sharpe, Director 6348 49th Avenue Ladner, British Columbia, Canada V4K 5A1	-0-	-0-
Other 5% Shareholders:
Ron Paxson (3) 30872 S. Coast Hwy. #191 Laguna Beach, CA 92651	4,572,308	12.5%
Ralph H. Davis (4) 786 Bolsane Dr. Laguna Beach, CA 92651	2,719,527	7.4%
All directors and executive officers as a group (6 persons) (3)	6,491,617	17.8%

(1)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(2)
Pursuant to the terms of the Exchange Agreement dated March 4, 2008, GTX Corp issued 18,000,001common shares to the Selling Shareholders equal to approximately 50% of the issued and outstanding common shares of our Company.  Immediately after the Closing of the Exchange Transaction, after giving effect to (i) the cancellation of 1,500,000 pre-split common shares by Jeffrey Sharpe, (ii) the 20.71 to 1 forward stock split pursuant to the terms of the Exchange Agreement and (iii) the issuance of 2,666,668 common shares pursuant to the Financing; and (v) the issuance of 1,374,334 common shares pursuant to the conversion of the $1,000,000 Bridge Loan plus accrued interest of $30,750, there are approximately 36,520,963 issued and outstanding shares of the Company’s common stock. Percentage totals may vary slightly due to rounding.

(3)
Includes beneficial ownership 3,930,136 shares owned of record by Multi Media Technology Ventures Ltd.  Mr. Paxson is the general partner for Multi Media Technology Ventures Ltd. and has the sole voting and dispositive power over such shares.

(4)
Includes beneficial ownership of 2,557,604 shares owned of record by Ralph H. Davis, Jr. Family Trust.  Mr. Davis is the trustee of the Ralph H. Davis, Jr. Family Trust and has the sole voting and dispositive power over such shares.

DIRECTORS AND EXECUTIVE OFFICERS

Appointment of New Officers and Directors

In connection with the Exchange Agreement, Jeffrey Sharpe resigned as the Company’s President, Chief Executive Officer, Secretary and Treasurer and remains a director. Concurrently, Patrick E. Bertagna was appointed Chief Executive Officer, President and Chairman of the Board of Directors, Murray Williams was appointed Chief Financial Officer, Treasurer and Secretary, Christopher M. Walsh was appointed Chief Operating Officer, and Louis Rosenbaum and Patrick Aroff were appointed to the Company’s Board of Directors.  The following table sets forth information regarding the Company’s directors and executive officers as of the date of the Closing:

Name	Position Held	Age	Date First Appointed
Patrick E. Bertagna	President, Chief Executive Officer and Chairman of the Board	44	March 14, 2008
Murray Williams	Chief Financial Officer, Treasurer and Secretary	37	March14, 2008
Christopher M. Walsh	Chief Operating Officer	58	March 14, 2008
Patrick Aroff	Director	46	March 14, 2008
Louis Rosenbaum	Director	57	March 14, 2008
Jeffrey Sharpe	Director	36	April 7, 2006

Each director will hold office until the next annual meeting of stockholders and until his successor has been elected and qualified.

Biographical Information

Patrick E. Bertagna – Chief Executive Officer, President and Chairman of the Board

Mr. Bertagna was the founder of GTX California in September 2002 and has since served as its Chief Executive Officer, President and Chairman of the Board of Directors of GTX.  He is co-inventor of the patented GPS Footwear technology. His career spans over 27 years in building companies in both technology and consumer branded products.

Mr. Bertagna began his career in consumer products importing apparel from Europe and later went on to import and manufacture apparel, accessories and footwear in over 20 countries. In 1993, Mr. Bertagna transitioned into technology and founded Barcode World, Inc. a supply chain software company, enabling accurate tracking of consumer products from design to retail. In June 2002 after selling this company, Mr. Bertagna combined his two past careers in consumer products and tracking technology and founded GTX.

Mr. Bertagna was born in the South of France and is fluent in French and Spanish, has formed alliances with Fortune 500 companies such as IBM, AT&T, Sports Authority, Federated Stores, Netscape and GE. He has been a keynote speaker and has been awarded several patents.

Murray Williams - Chief Financial Officer, Treasurer and Secretary

Mr. Williams is the Company’s Chief Financial Officer, Treasurer and Secretary.  Prior to joining GTX, from June 2005 to February 15, 2007, Mr. Williams was the Chief Financial Officer of Interactive Television Networks, Inc. ("ITVN"), a leading provider of Internet Protocol Television hardware, programming software and interactive networks. Prior to joining ITVN, from September 2001 to present Mr. Williams was a consultant and investor in numerous companies, including ITVN. In January 1998, Mr. Williams was one of the founding members of Buy.com, Inc.  Mr. Williams developed the finance, legal, business development and human resource departments of Buy.com and last served as its Senior Vice President of Global Business Development until August 2001.  Prior to joining Buy.com, from January 1993 to January 1998, Mr. Williams was employed with KPMG Peat Marwick, LLP and last served as a manager in their assurance practice.  Mr. Williams managed a team of over 20 professionals specializing in financial services with an emphasis on public offerings, private financings and mergers/acquisitions.

Mr. Williams is a CPA and received degrees in both Accounting and Real Estate from the University of Wisconsin-Madison.

Christopher M. Walsh - Chief Operating Officer

Mr. Walsh began his career with Nike in 1974 and subsequently established and implemented Nike’s first manufacturing operation in the Far East. In 1989, Mr. Walsh joined Reebok International as Vice President of Production. In that role he established the Company's inaugural Asian organization headquartered in Hong Kong with satellite organizations across Asia, and also played a critical role on the Reebok Pump Task Force directing the manufacturing initiatives associated with the unique components of the Pump system. After Reebok, Mr. Walsh moved to LA Gear in 1992 and, as Chief Operating Officer, became a critical figure in the turnaround team assembled by LA Gear and was responsible for all R&D, design, manufacturing, sourcing, quality control, distribution and logistics.

Upon leaving LA Gear in 1995, Mr. Walsh founded CW Resources, a Los Angeles based firm providing design, development, manufacturing and licensing consulting services to an extensive client base, both domestic and international, within the footwear, apparel, textile, sporting goods and action sports industries. Chief among clients served during this period are Ferris Baker Watts, Heeling Sports, K Swiss, Mission Six, Proctor and Gamble, etnies, The Parthenon Group, Quiksilver and VF Corporation. Since January 2005, he has served as an advisor to GTX California spearheading their Footwear R&D and Marketing practices.

Mr. Walsh received a B.S. in Marketing from Boston College in 1973 and previously served on numerous organizational boards within the footwear and textile industries including The Two Ten International Footwear Foundation and The Footwear Distributors and Retail Association.

Patrick Aroff - Director

Mr. Aroff became a member of GTX’s Board of Directors in October 2007.  Mr. Aroff has worked and held positions in every facet of marketing and advertising, including producing and directing commercials for television and radio. Mr. Aroff has won numerous awards nationally and internationally for marketing, design, advertising and art direction.

After leaving a successful advertising career of 18 years in June 2003, Mr. Aroff started a residential and commercial real estate development company.  In June 2004, Mr. Aroff founded Encore Brands, LLC and continues to serve as its Chief Executive Officer and a Managing Member.

Mr. Aroff received his education at the Art Center College Of Design in Pasadena and has garnered numerous awards during his career, including: Clio, Belding, New York Ad Club, Best in the West, Cannes International Ad Festival, and an OBIE.

Louis Rosenbaum - Director

Mr. Rosenbaum is a director of the Company.  Mr. Rosenbaum was a founder of GTX California and his initial investment in GTX California constituted the company’s first substantial funding event.  Mr. Rosenbaum is and has been a valued advisor to the company through the years.

Having served as the President of Advanced Environmental Services since July 1997, Mr. Rosenbaum’s responsibilities encompass supervising all administrative and financial activities, including all contractual aspects of the business.  Mr. Rosenbaum estimates projects and prepares bids, assists in sales and maintains his own client base.  Mr. Rosenbaum has been working in the environmental and waste disposal industry for the past eighteen years.  He started with Allied Waste Services, a division of Eastern Environmental (purchased by Waste Management Inc. in 1998) in 1990.

Mr. Rosenbaum has been a serial entrepreneur.  Mr. Rosenbaum founded and was President of Elements, a successful clothing manufacturer that produced a line of upscale women’s clothing in Hong Kong, China, Korea and Italy, from 1978 to 1987.  He has also been active in many civic administration roles over the years in and around Stinson Beach, CA.

Jeffrey Sharpe - Director

Mr. Sharpe is a member of the Company’s Board of Directors.  Mr. Sharpe co-founded a privately held health and wellness company, No Excuse Inc., based in Canada. Mr. Sharpe’s principal occupation over the past five years has been serving as  President and Chief Executive Officer of No Excuse Inc.

Under the direction of Mr. Sharpe, the No Excuse Inc. expanded operations internationally and grew to approximately $5,000,000 in annual revenues. Mr. Sharpe has also served on the Advisory Board of several not-for-profit organizations including the Canadian Cancer Society and Diamond Ball.

Mr. Sharpe was granted a Bachelor’s in Human Kinetics from the University of British Columbia in 1995, and he has not previously served as a director or officer for any public companies.

Family Relationships

There are no family relationships among the Company’s directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons, or any proposed director or executive officer, has been involved in any of the following events during the past five years:

1.
any bankruptcy petition filed by or against any business or property of such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offences;

3.
being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

Code of Ethics

We have adopted a Code of Ethics (the “Code”) that applies to our directors, officers and employees, including our principal executive officer and principal financial and accounting officer, respectively.  The Code is filed as Exhibit 14.1 to this report.  A written copy of the Code is available on written request to the company.

Board of Directors, Board Meetings and Committees

Prior to the Closing, Jeffrey Sharpe served as the sole member of the Company’s Board of Directors. Concurrent with and effective on the Closing Date, Patrick E.Bertagna, Louis Rosenbaum and Patrick Aroff were appointed as members of the Company’s Board of Directors.

The Board of Directors of our Company held no formal meetings during the most recently completed fiscal year. All proceedings of the Board of Directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Nevada and our Amended and Restated Bylaws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our Board of Directors has not yet determined if any if its members qualify as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B, or as “independent“ as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act.

We currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our Board of Directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our Board of Directors. Further, we are not a “listed company” under SEC rules and thus we are not required to have a compensation committee or a nominating committee.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our Board of Directors believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our Board of Directors and we do not have any specific process or procedure for evaluating such nominees. Our Board of Directors assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our Board of Directors may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Current Report. The Company does not have a policy regarding the attendance of board members at the annual meeting of shareholders.

EXECUTIVE COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned during the Registrant’s last three completed fiscal years by our former President and each of our other four highest paid executives whose total compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen-sation(2) ($)	Total(2) ($)
Jeffrey Sharpe President, CEO, and Director	2007 2006 2005 (3)	-0- -0- N/A	-0- -0- N/A	-0- -0- N/A	-0- -0- N/A	-0- -0- N/A	$12,000 -0- N/A	$12,000 -0- N/A

(1)	We have not granted any restricted shares or restricted share units, stock appreciation rights or long term incentive plan payouts to Jeffrey Sharpe during the fiscal years indicated.

(2)
During the year ended August 31, 2007, Jeffrey Sharpe contributed management services to our company at $1,000 per month. This amount has been recorded as donated services and included in additional paid-in capital.

(3)	Jeffrey Sharpe became our Chief Executive Officer, President, Secretary and Treasurer on April 7, 2006, and he resigned from all of these executive officer positions as of March 14, 2008.

Outstanding Equity Awards at Fiscal Year End

From inception to the completion of the Company’s last fiscal year, the Company has not issued any equity awards.

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our Board of Directors.  We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board of Directors.

As of the date of this report, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer’s employment with our company, from a change in control of our company or a change in such officer’s responsibilities following a change in control where the value of such compensation exceeds $60,000 per executive officer.

Director Compensation

We reimburse our directors for expenses incurred in connection with attending board meetings.  We did not pay director’s fees or other cash compensation for services rendered to our directors in the year ended August 31, 2007.

We have no other formal plan for compensating our directors for their service in their capacity as directors although such directors are expected to receive options in the future to purchase common shares as awarded by our Board of Directors or (as to future options) a compensation committee which may be established in the future.  Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors.  Our Board of Directors may award special remuneration to any director undertaking any special services on behalf of our company other than services ordinarily required of a director.

Employment Agreements

The following are summaries of the employment agreements with the Company’s incoming executive officers that became effective at the Closing of the Exchange Transaction:

Patrick E. Bertagna, our Chief Executive Officer and President, is employed pursuant to a written agreement dated as of March 14, 2008.  The agreement is for term of two years; provided however, that it is automatically extended for additional one-year periods unless either party provides written notice to the contrary at least 60 days prior to the end of the term then in effect.  Mr. Bertagna receives a base salary of $150,000 per year.  He is entitled to adjustments to his base salary based on certain performance standards, at the Company’s discretion, as follows:  (i)  a bonus in an amount not less than fifteen percent (15%) of  yearly salary, to be paid in cash or stock, if the Company has in increase in annual revenues and Mr. Bertagna performs his duties within the time frame budgeted for such duties and at or below the cost budgeted for such duties and (ii) a bonus, to be paid in cash or stock at the Company’s sole discretion, equal to $12,500 for every one million warrants that are exercised by Jupili..

As a signing bonus, Mr. Bertagna was granted 150,000 shares of the Company’s common stock pursuant to the Company’s 2008 Equity Compensation Plan.  In addition, he was granted Incentive Stock Options to purchase up to 750,000 shares of our common stock pursuant to the 2008 Equity Compensation Plan.  These options shall vest over 36 months with one-third vesting on March 14, 2009, two-thirds vesting at a rate of 20,834 each month for the 23 months beginning on April 14, 2009 and the remaining 20,818 Options shall vest on March 14, 2011.

Mr. Bertagna may also participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.  The agreement terminates on his death, incapacity (after 180 days), resignation or good cause as defined.  If he is terminated without cause, he is entitled to base salary, all bonuses otherwise applicable, and medical benefits for six months.  A copy of his employment agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Christopher M. Walsh, our Chief Operating Officer, is employed pursuant to a written agreement dated as of March 14, 2008.  The agreement is for term of two years; provided however, that it is automatically extended for additional one-year periods unless either party provides written notice to the contrary at least 60 days prior to the end of the term then in effect.  Mr. Walsh shall receive a base salary of $120,000 per year during the first year of employment and $150,000 per year during the second year of employment. He is entitled to adjustments to his base salary based on certain performance standards, at the Company’s discretion, as follows:  (i) a bonus in an amount not to exceed fifty percent (50%) of  yearly salary, to be paid in cash or stock, if the Company has in increase in annual revenues and Mr. Walsh performs his duties within the time frame budgeted for such duties and at or below the cost budgeted for such duties and (ii) a bonus, to be paid in cash or stock at the Company’s sole discretion, equal to $10,000 for every one million warrants that are exercised by Jupili.

As a signing bonus, Mr. Walsh was granted 50,000 shares of the Company’s common stock pursuant to the Company’s 2008 Equity Compensation Plan.  In addition, he shall receive Incentive Stock Options to purchase up to 750,000 shares of our common stock pursuant to the 2008 Equity Compensation Plan.  These options shall vest over 36 months with one-third vesting on March 14, 2009, two-thirds vesting at a rate of 20,834 each month for the 23 months beginning on April 14, 2009 and the remaining 20,818 Options shall vest on March 14, 2011.

Mr. Walsh may also participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.  The agreement terminates on his death, incapacity (after 180 days), resignation or good cause as defined.  If he is terminated without cause, he is entitled to base salary, all bonuses otherwise applicable, and medical benefits for six months.  A copy of his employment agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Murray Williams, our Chief Financial Officer, Treasurer and Secretary, is employed pursuant to a written agreement dated as of March 14, 2008.  The agreement is for term of two years; provided however, that it is automatically extended for additional one-year periods unless either party provides written notice to the contrary at least 60 days prior to the end of the term then in effect.  Mr. Williams shall receive a base salary of $150,000 per year. He is entitled to adjustments to his base salary based on certain performance standards, at the Company’s discretion, as follows:  (i)  a bonus in an amount not less than fifteen percent (15%) of  yearly salary, to be paid in cash or stock, if the Company has in increase in annual revenues and Mr. Williams performs his duties within the time frame budgeted for such duties and at or below the cost budgeted for such duties and (ii) a bonus, to be paid in cash or stock at the Company’s sole discretion, equal to $12,500 for every one million warrants that are exercised by Jupili.

As a signing bonus, Mr. Williams shall receive 150,000 shares of the Company’s common stock pursuant to the Company’s 2008 Equity Compensation Plan.  In addition, he shall also receive Incentive Stock Options to purchase up to 750,000 shares of our common stock pursuant to the 2008 Equity Compensation Plan.  These options shall vest over 36 months with one-third vesting on March 14, 2009, two-thirds vesting at a rate of 20,834 each month for the 23 months beginning on April 14, 2009 and the remaining 20,818 Options shall vest on March 14, 2011.

Mr. Williams may also participate in any and all benefits and perquisites as are generally provided for the benefit of executive employees.  The agreement terminates on his death, incapacity (after 180 days), resignation or good cause as defined.  If he is terminated without cause, he is entitled to base salary, all bonuses otherwise applicable, and medical benefits for six months.  A copy of his employment agreement is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Potential Payments Upon Termination or Change-In-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control. As a result, we have omitted this table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the Exchange Transaction described herein and the transactions set forth below, there have been no transactions, since the beginning of the Company’s last fiscal year in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest:

On April 7, 2006, the Company issued 1,500,000 shares of common stock to our sole executive officer, Jeffrey Sharpe, in consideration for a cash payment of $30,000.

During the year ended August 31, 2007, the Company’s sole director, Jeffrey Sharpe, contributed management services to our company at $1,000 per month. This amount has been recorded as donated services and included in additional paid-in capital.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 2,071,000,000 shares of common stock at a par value of $0.001 per share of which 36,520,963 are issued and outstanding as of March 19, 2008.  Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments.  The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders.  There is no cumulative voting with respect to the election of our directors or any other matter.  Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors.  The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefore.  Cash dividends are at the sole discretion of our Board of Directors.  In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock.  Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Preferred Stock

We have 10,000,000 authorized shares of preferred stock. $.001 par value, authorized.  No shares of preferred stock are issued or outstanding.   The Board of Directors is authorized to determine the number of series into which the preferred stock may be divided, to determine the designations, powers, preferences, voting and other rights of each series.

Anti-Takeover Provisions

Effective March 13, 2008, we have elected to be subject to by NRS 78.311 through 78.444, inclusive, of the Nevada Private Corporations Act governing combinations with interested stockholders.  This election will not be effective until 18 months from the date of amendment.  Nevada’s business combination statutes prohibit business combinations with any interested stockholder except those which are approved by the Board of Directors before the interested stockholder first obtained a ten percent (10%) ownership interest in the corporation’s stock. A business combination with the interested stockholder can also take place so long as a majority of the non-interested stockholders approve it or if the common stockholders receive the highest share price that the interested stock-holder paid for the corporation’s stock in the previous three (3) years. These provisions, in effect, require either board approval of a business combination or approval of the non-interested stockholders, unless the interested stockholder offers the other stockholders his highest price.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

The Company’s common stock is listed on the OTC Bulletin Board (the “OTCBB”) under the symbol “GTXO”.  However, the Company’s common stock is not actively trading on the OTCBB.  The Company is not aware of any market activity in its stock since its inception and through the date of this filing.  Further, we intend to apply for a new trading symbol as soon as possible.

Shareholders

As of March 14, 2008, we had approximately 81 shareholders of record of our issued and outstanding common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer Inc.  The transfer agent’s address is 2470 St. Rose Pkwy, Suite 304, Henderson, NV  89074 and their telephone number is (702) 818-5898.

Dividend Policy

We have never declared or paid a cash dividend on our capital stock.  We do not expect to pay cash dividends on our common stock in the foreseeable future.  We currently intend to retain our earnings, if any, for use in our business.  Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Reports to Security Holders

We are a reporting company pursuant to Exchange Act.  As such, we provide an annual report to our security holders, which will include audited financial statements, and quarterly reports, which will contain unaudited financial statements.

Securities Authorized for Issuance Under Equity Compensation Plans

There are no retirement, pension, or profit sharing plans currently in effect for the benefit of our officers and directors, and no benefits under any such plan has been granted to any of our current officers or directors.

Equity Compensation Plan

The GTX Corp 2008 Equity Compensation Plan (“Plan”) for the management and employees was adopted by the Board of Directors of the Company on March 13, 2008. The Plan reserves 7,000,000 shares of our common stock for issuance pursuant to options, grants of stock or other stock-based awards.   The Plan is administered by the Board of Directors which has the power, pursuant to the plan, to delegate the administration of the plan to a committee of the board.  The Plan will be submitted to shareholders for ratification at the next annual meeting of shareholders.  The Plan is attached hereto as Exhibit 10.8 and incorporated herein by this reference.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K for a description of recent sales of unregistered securities related the Exchange Transaction, which are hereby incorporated herein by reference.

Further, on April 7, 2006 we issued 1,500,000 shares of our common stock to one (1) named executive officers of our Company, at an offering price of $0.02 per share for gross offering proceeds of $30,000 in an offshore transaction pursuant to Rule 903 of Regulation S of the Securities Act of 1933, as amended (“Securities Act”). The named executive officer is not a U.S. person as that term is defined in Regulation S. No directed selling efforts were made in the United States by GTX Corp, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, GTX Corp relied on the exemption from the registration requirements of the Securities Act provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act.

On August 15, 2006, we issued 676,000 shares of our common stock to thirty-nine (39) subscribers at an offering price of $0.10 per share for gross offering proceeds of $67,600 in an offshore transaction relying on Rule 903 of Regulation S of the Securities Act. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by GTX Corp, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, GTX Corp relied on the exemption from the registration requirements of the Securities Act provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act of 1933 is available. The offering materials and documents also contained a statement that hedging transactions involving the shares may not be conducted unless in compliance with the Securities Act of 1933.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The Nevada Revised Statutes authorizes indemnification of a director, officer, employee or agent of the Company against expenses incurred in connection with any action, suit, or proceeding to which he or she is named a party by reason of his or her having acted or served in such capacity, except for liabilities arising from his or her own misconduct or negligence in performance of his or her duty.  In addition, even a director, officer, employee, or agent of the Company who was found liable for misconduct or negligence in the performance of his or her duty may obtain such indemnification if, in view of all the circumstances in the case, a court of competent jurisdiction determines such person is fairly and reasonably entitled to indemnification.

Section 78.7502 of the Nevada Revised Statutes provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity. The expenses that are subject to this indemnity include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnified party in connection with the action, suit or proceeding. In order for us to provide this statutory indemnity, the indemnified party must not be liable under Nevada Revised Statutes section 78.138 or must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation. With respect to a criminal action or proceeding, the indemnified party must have had no reasonable cause to believe his conduct was unlawful.

Section 78.7502 also provides that we may indemnify any person who was or is a party, or is threatened to be made a party, to any action or suit brought by or on behalf of the corporation by reason of the fact that he is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity against expenses actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he is not liable under Nevada Revised Statutes section 78.138 of if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. We may not indemnify a person if the person is adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation, or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or another court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

Section 78.7502 requires us to indemnify our directors or officers against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with his defense, if he has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter.

Further, pursuant to the Nevada Revised Statutes, the Company has adopted the following indemnification provisions in its Amended and Restated Bylaws for its directors and officers:

“The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including all appeals (other than an action, suit, or proceeding by or in the right of the Corporation) by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys’ fees), judgments, decrees, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, the Corporation shall be required to indemnify an officer or director in connection with an action, suit, or proceeding initiated by such person only if such action, suit, or proceeding was authorized by the Board of Directors. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.”

“The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit, including all appeals, by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the Corporation (and the Corporation, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation in any other capacity for or on behalf of the Corporation), against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been finally adjudged to be liable for gross negligence or willful misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court in which such action or suit was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as such court shall deem proper.  Notwithstanding the foregoing, the Corporation shall be required to indemnify an officer or director in connection with an action, suit, or proceeding initiated by such person only if such action, suit, or proceeding was authorized by the Board of Directors.”

The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

Item 3.02    Unregistered Sales of Equity Securities.

On March 14, 2008, and as described under Item 2.01 above, pursuant to the Exchange Agreement, the Company issued 18,000,001 shares of its common stock to the Selling Shareholders in exchange for 100% of the outstanding shares of GTX. The issuance of these securities was exempt from registration under Section 4(2) and Regulation D of the Securities Act.  The Company made this determination based on the representations of the Selling Shareholders, which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act  (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act or (c) had a pre-existing or personal relationship with the Company. Each Selling Shareholder further represented that he or she was acquiring our common stock for investment purposes not with a view to the resale or distribution thereof and understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. A legend was included on all offering materials and documents which stated that the shares have not been registered under the Securities Act and may not be offered or sold unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available.

The Closing of the Exchange Agreement was conditional upon, among other things, the closing of the Financing of Units of the Company based upon the same terms as the Financing.  The Financing consists of $2,000,000 of units (“Units”) of the Company at $0.75 per Unit. Each Unit consists of one common share and one share purchase warrant (“Warrant”).  Each Warrant is exercisable into an additional common share for a period of twelve or eighteen months, depending upon certain circumstances as set out in the Exchange Agreement, at an exercise price of $1.25 per share. The Financing closed on March 14, 2008 with sales of 2,666,668 Units for aggregate proceeds of  U.S.$2,000,000.

The Closing was also contingent upon conversion of the $1,000,000 Bridge Loan to GTX California held by Jupili plus accrued interest into Units at $0.75 per Unit, based upon the same terms and conditions as the Financing. At Closing we also issued 1,374,334 shares of common stock to Jupili and warrants to purchase an aggregate of 1,374,334 shares of our common stock to Jupili.

The Financing and Bridge Loan were offshore transactions exempt from registration in reliance on Rule 903 of Regulation S of the Securities Act. None of the subscribers were U.S. persons at that term is defined in Regulation S. No directed selling efforts were made in the United States by the Company, any distributor, any of their respective affiliates or any person acting on behalf of any of the foregoing. In issuing these securities, we relied on the exemption from the registration requirements of the Securities Act provided by Regulation S, promulgated thereunder. A legend was included on all offering materials and documents which stated that the securities have not been registered under the Securities Act and may not be offered or sold in the United States or to U.S. persons unless the shares are registered under the Securities Act, or an exemption from the registration requirements of the Securities Act is available .. The offering materials and documents also contained a statement that hedging transactions involving the securities may not be conducted unless in compliance with the Securities Act.

Item 5.01    Changes in Control of Registrant.

As explained more fully above in Item 2.01, in connection with the Exchange Transaction, the Company issued 18,000,001 shares of its common stock to the Selling Shareholders in exchange for the transfer of 100% of the outstanding shares of GTX’s capital stock by the Selling Shareholders to the Company.  Immediately prior to the Closing of the Exchange Transaction, the Company’s shareholders owned 2,167,000 pre-split shares of the Company’s outstanding common stock. The Company currently has no other voting class of capital stock outstanding. As such, immediately following the Closing of the Exchange, the Selling Shareholders held approximately 50% of the total combined voting power of the Company’s outstanding capital stock entitled to vote. Reference is made to the disclosures set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

In connection with the Closing of the Exchange Transaction, and as explained more fully in Item 2.01 above under the section titled “Directors and Executive Officers” and in Item 5.02 below, effective on March 14, 2008, Jeffrey Sharpe resigned as the Company’s Chief Executive Officer, President, Secretary and Treasurer but continues to serve as director..  Further, effective March 14, 2008, the Board of Directors appointed Patrick E. Bertagna as Chief Executive Officer, President and Chairman of the Board of Directors of the Company, Murray Williams as Chief Financial Officer, Treasurer and Secretary of the Company, Christopher M. Walsh as Chief Operating Officer of the Company, and Louis Rosenbaum and Patrick Aroff as directors of the Company.

The Closing of the transaction under the Exchange Agreement, which resulted in the change of control of the Registrant, occurred on March 14, 2008.  A copy of the Exchange Agreement is included as Exhibit 2.1 to this Current Report on Form 8-K.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 14, 2008, Jeffrey Sharpe resigned as the Company’s Chief Executive Officer, President, Secretary and Treasurer.  Mr. Sharpe shall continue to serve as a director of the Company.

Effective March 14, 2008, Patrick E. Bertagna was appointed as Chief Executive Officer, President and Chairman of the board of directors of the Company.

Effective March 14, 2008, Murray Williams was appointed as Chief Financial Officer, Treasurer and Secretary of the Company.

Effective March 14, 2008, Christopher M. Walsh was appointed as Chief Operating Officer of the Company.

Effective March 14, 2008, Louis Rosenbaum and Patrick Aroff were appointed as members of the Company’s Board of Directors.

Jeffrey Sharpe, Murray Williams, Christopher M. Walsh, Louis Rosenbaum and Patrick Aroff have no family relationships with any of the Company’s other executive officers or directors. Other than the transactions in connection with the Exchange Transaction, as described above in Item 2.01, no transactions occurred in the last two years to which the Company was a party in which the above-mentioned officers and/or directors had or is to have a direct or indirect material interest.

Descriptions of the business backgrounds and any compensation arrangements with the newly appointed or proposed directors and officers can be found in Item 2.01 above, in the sections titled “Directors and Executive Officers” and “Executive Compensation” and such descriptions are incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 13, 2008 in connection with the Exchange Transaction, our Board of Directors adopted the Amended and Restated Bylaws. The Amended and Restated Bylaws are filed as Exhibit 3.2 to this Current Report on Form 8K and are incorporated herein by reference.  The Bylaws, in pertinent part, were amended as follows:

o	The required number of holders of issued and outstanding stock entitled to vote to constitute a quorum was increased from 10% of such holders to 1/3 of such holders.

o	The maximum number of directors that may serve at one time was reduced from 15 to 9.

o	The required number of holders of issued and outstanding stock required to remove a director was decreased from 2/3 of such holders to a majority.

o
The Company elected to be governed by NRS 78.311 through 78.444, inclusive, of the Nevada Private Corporations Act governing combinations with interested stockholders.  This election will not be effective until 18 months from the date of amendment.  Nevada’s business combination statutes prohibit business combinations with any interested stockholder except those which are approved by the Board of Directors before the interested stockholder first obtained a ten percent (10%) ownership interest in the corporation’s stock. A business combination with the interested stockholder can also take place so long as a majority of the non-interested stockholders approve it or if the common stockholders receive the highest share price that the interested stock-holder paid for the corporation’s stock in the previous three (3) years. These provisions, in effect, require either board approval of a business combination or approval of the non-interested stockholders, unless the interested stockholder offers the other stockholders his highest price.

As a result of the Closing of the Exchange Transaction on March 14, 2008, GTX Corp acquired all of the outstanding common shares of GTX California and therefore GTX Corp was the legal acquirer in the Merger. However, for accounting purposes, the acquisition has been treated as the acquisition of GTX Corp and as a recapitalization of GTX California, who was the accounting acquirer.  Consequently, going forward, the historical financial information included in the financial statements of GTX Corp prior to March 14, 2008 will be that of GTX California.  The fiscal year end of GTX California is December 31 which has now become GTX Corp’s fiscal year end.

Item 9.01    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Audited Financial Statements of Global Trek Xploration for the years ended December 31, 2007 and 2006 and for the period from September 10, 2002 (inception) to December 31, 2007 are filed as Exhibit 99.1 to this current report and are incorporated herein by reference.

(b)	Pro Forma Financial Information.

The Pro Forma Financial Information is filed as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

(c)	Shell Company Transactions.

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by this reference.

(d)	Exhibits.

 EXHIBIT INDEX

Exhibit Number	Description
2.1	Share Exchange Agreement dated March 4, 2008 by and among the Registrant, Global Trek Xploration, the shareholders of Global Trek Xploration and Jupili Investment S.A. (1)

3.1	Articles of Incorporation of the Registrant filed with the State of Nevada on April 7, 2006 (2)

3.2	Amended and Restated Bylaws of the Registrant*

10.1	Lease Agreement between Bar Code World Inc. and Patrick E. Bertagna, on the one hand, and Anjac Fashion Buildings dated December 27, 2007*

10.2	Employment Agreement between the Registrant and Patrick E. Bertagna dated March 14, 2008*

10.3	Employment Agreement between the Registrant and Christopher M. Walsh dated March 14, 2008*

10.4	Employment Agreement between the Registrant and Murray Williams dated March 14, 2008*

10.5	Form of Subscription Agreement*

10.6	License Agreement between Global Trek Xploration and My Athlete LLC dated September 15, 2007*

10.7	GTX Corp 2008 Equity Compensation Plan*

14.1	Code of Ethics*

17.1	Resignation letter of Jeffrey Sharpe dated March 14, 2008*

21.1	Subsidiaries*

99.1	Financial Statements for the years ended December 31, 2007 and 2006 and the period from September 10, 2002 (inception) to December 31, 2007*

99.2	Pro Forma Financial Information*

* Filed herewith.

(1)	Incorporated by reference to exhibit 2.1 to the Registrant’s Current Report on Form 8k dated March 4, 2008.
(2)	Incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form SB-2 as filed December 12, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GTX CORP

Date: March 20, 2008	By:	/s/ Patrick E. Bertagna
Patrick E. Bertagna
President and Chief Executive Officer